EXHIBIT 99.1

j2 Global Reports Q4 and Year End 2012 Results and Provides 2013 Outlook

Achieves Record Annual Revenues ($371.4M; 12.5% YoY Increase), EPS ($2.61; 7.4% YoY Increase), EBITDA ($196.0M; 16.1% YoY Increase), Free Cash Flow ($166.0M; 5.4% YoY Increase) and Cancel Rate (2.3% Annual Rate)

Estimates 2013 Revenues to Increase More Than 34% to Between $500 and $525M

Quarterly Dividend Increased by 3.3% to $0.2325 Per Share

Extends Share Repurchase Program

LOS ANGELES—February 13, 2013—j2 Global, Inc. [NASDAQGS:JCOM] today reported financial results for the fourth quarter and year ended December 31, 2012, provided fiscal 2013 financial estimates and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.2325 per share.

FOURTH QUARTER 2012 RESULTS

Quarterly revenues increased 19.9% to a record $102 million compared to $85.1 million for Q4 2011.

Earnings per diluted share for the quarter increased 4.8% to $0.65 compared to $0.62 for Q4 2011. Non-GAAP earnings per diluted share(1)(2) increased 9.4% to $0.70 compared to $0.64 for Q4 2011.

Quarterly EBITDA(3) increased 13.4% to a record $52.3 million compared to $46.1 million for Q4 2011.

Q4 2012 free cash flow(4) increased 12.7% to $45.2 million compared to $40.1 million for Q4 2011.

Cancel rate(5) for the quarter continued to decline to an all-time record of 2.2%.

j2 ended the quarter with $344 million in cash and investments after deploying $173.4 million during the quarter for the acquisition of Ziff Davis, Inc. and j2's regular quarterly dividend.

Key financial results for fourth quarter 2012 versus fourth quarter 2011 are set forth in the following table (in millions, except per share). Reconciliations of non-GAAP earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q4 2012	Q4 2011	% Change
Revenues	$102 million	$85.1 million	19.9%
Earnings per Diluted Share(1)	$0.65	$0.62	4.8%
Non-GAAP Earnings per Diluted Share(1) (2)	$0.70	$0.64	9.4%
EBITDA(3)	$52.3 million	$46.1 million	13.4%
Free Cash Flow(4)	$45.2 million	$40.1 million	12.7%

FULL YEAR 2012 RESULTS

Annual revenues increased 12.5% to a record $371.4 million compared to $330.2 million for 2011.

Earnings per diluted share for the year increased 7.4% to a record $2.61 compared to $2.43 for 2011. 2012 Non-GAAP earnings per diluted share(6)(7) increased 6.3% to a record $2.69 compared to $2.53 for 2011.

Annual EBITDA(3) increased 16.1% to a record $196.0 million compared to $168.8 million for 2011.

Free cash flow(4) for the year increased 5.4% to a record $166.0 million compared to $157.5 million for 2011.

Annual cancel rate(5) was an all-time record low of 2.3%.

Key annual financial results for 2012 versus 2011 are set forth in the following table (in millions, except per share). Reconciliations of non-GAAP net income per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	2012	2011	% Change
Revenues	$371.4 million	$330.2 million	12.5%
Earnings per Diluted Share(6)	$2.61	$2.43	7.4%
Non-GAAP Earnings per Diluted Share(6) (7)	$2.69	$2.53	6.3%
EBITDA(3)	$196.0 million	$168.8 million	16.1%
Free Cash Flow(4)	$166.0 million	$157.5 million	5.4%

“I am proud of our accomplishments during 2012 and enthusiastic about the prospects for our business going forward,” said Hemi Zucker, CEO of j2 Global. “We grew our cloud services business by more than 9% and decreased our cancel rate to the lowest in the Company’s history, underscoring the value we deliver to our customers. We continue to pursue larger acquisitions for our cloud business. During 2012 we also established our digital media business with the acquisition of Ziff Davis and in 2013 have grown that business with our purchase of IGN, positioning us for additional acquisitions in the digital media space as well.”

BUSINESS OUTLOOK

For fiscal 2013, the Company estimates that it will achieve revenues between $500 and $525 million and non-GAAP earnings per diluted share of between $2.65 and $2.85.

Non-GAAP earnings per diluted share for 2013 excludes acquisition-related integration costs of approximately $4 million, share-based compensation of between $11 and $12 million and the impact of any currently unanticipated items.

It is anticipated that the normalized tax rate for 2013 (exclusive of the release of reserves for uncertain tax positions) will be between 25% and 27%.

DIVIDEND

j2’s Board of Directors has approved a quarterly cash dividend of $0.2325 per common share, a 3.3% increase versus last quarter's dividend and a 10.7% increase versus the dividend paid in Q1 2012. This is j2’s sixth consecutive quarterly dividend increase and represents a 16.25% increase versus its first quarterly dividend in September, 2011. The dividend will be paid on March 4, 2013 to all shareholders of record as of the close of business on February 25, 2013. Future dividends will be subject to Board approval.

EXTENSION OF SHARE REPURCHASE PROGRAM

The Company has extended its one-year five million share repurchase program set to expire February 20, 2013 by an additional year. Approximately 2.9 million shares remain available for purchase under the program.

Notes:

(1)	The estimated GAAP effective tax rate was approximately 19.6% for Q4 2012 and 24.3% for Q4 2011. The estimated Non-GAAP effective tax rate was approximately 19.8% for Q4 2012 and 24.7% for Q4 2011.

(2)
For Q4 2012, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes and certain acquisition-related integration costs, in each case net of tax, totaling $0.05. For Q4 2011, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, certain acquisition-related integration costs and gain on sale of auction rate securities, in each case net of tax, totaling $0.02. Non-GAAP earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(3)
EBITDA is defined as net income plus fixed charges, income taxes, depreciation and amortization, share-based compensation, foreign currency gains and losses and certain acquisition-related integration costs. EBITDA for Q4 and fiscal 2012 under the Indenture Agreement relating to the Company’s outstanding bonds excludes $4.1 million from Unrestricted Subsidiaries. EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(4)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(5)
Cancel rate is defined as cancels related to individual customer DIDs with greater than 4 months of continuous service (continuous service includes customer DIDs administratively cancelled and reactivated within the same calendar month), and DIDs related to enterprise customers beginning with their first day of service. For the quarter, calculated monthly and expressed here as an average over the three months of the quarter.  For the year, expressed as an average over the four quarters of the year.

(6)	The GAAP effective tax rate was approximately 21.5% for 2012 and 16.3% for 2011. The Non-GAAP effective tax rate was approximately 23.8% for 2012 and 25% for 2011.

(7)
For 2012, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, domestic production activities tax deduction from prior years, certain acquisition-related integration costs, and gain on sale of investments, in each case net of tax, totaling $0.08. For 2011, Non-GAAP earnings per diluted share excludes a change in estimate regarding its remaining service obligations to its annual eFax® subscribers, share-based compensation and related payroll taxes, certain acquisition-related integration costs, the sale of a trade name, the reversal of uncertain income tax positions due to expired statutes of limitations and gain on sale of auction rate securities, in each case net of tax, totaling $0.10. Non-GAAP earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global

j2 Global (JCOM) provides Internet services through its two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe® and Onebox® and operates a messaging network spanning 49 countries on six continents. The Digital Media Division consists of Ziff Davis Inc., which offers technology, gaming and lifestyle content through its digital properties which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. Ziff Davis properties reach over 53 million global unique visitors per month. Ziff Davis also operates BuyerBase, an advanced digital ad targeting platform and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2012, j2 Global had achieved 17 consecutive fiscal years of revenue growth. For more information about j2 Global, please visit www.j2global.com.

Contact:
Laura Hinson
j2 Global, Inc.
800-577-1790
press@j2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company's expected fiscal 2013 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: ability to identify and close large acquisitions in the cloud business space and additional acquisitions in the digital media space, subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding messaging and communications, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2011 Annual Report on Form 10-K filed by j2 Global on February 28, 2012, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company's expected fiscal 2013 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	DECEMBER 31,	DECEMBER 31,
	2012	2011

ASSETS
Cash and cash equivalents	$218,680	$139,359
Short-term investments	105,054	38,513
Accounts receivable,
net of allowances of $3,213 and $3,404, respectively	37,285	19,071
Prepaid expenses and other current assets	15,388	14,311
Deferred income taxes	1,092	1,643
Total current assets	377,499	212,897

Long-term investments	19,841	43,077
Property and equipment, net	19,599	14,438
Goodwill	407,825	279,016
Other purchased intangibles, net	165,316	98,067
Deferred income taxes	1,852	3,160
Other assets	3,238	516

TOTAL ASSETS	$995,170	$651,171

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$39,874	$24,070
Income taxes payable	3,037	1,510
Deferred revenue	30,493	26,695
Liability for uncertain tax positions	5,523	5,523
Total current liabilities	78,927	57,798

Long-term debt	245,194	—
Liability for uncertain tax positions	32,155	24,554
Deferred income taxes	32,393	12,102
Mandatorily redeemable financial instrument	8,740	—
Other long-term liabilities	3,166	2,342
Total liabilities	400,575	96,796

Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock	—	—
Common stock	451	554
Additional paid-in capital	169,592	197,374
Treasury stock	—	(112,671)
Retained earnings	424,740	472,595
Accumulated other comprehensive loss	(88)	(3,477)
Total j2 Global, Inc. stockholder's equity	594,695	554,375
Noncontrolling interest	(100)	—
Total stockholders' equity	594,595	554,375

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$995,170	$651,171

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2012	2011	2012	2011

Revenues	102,033	85,072	371,396	330,159

Cost of revenues (including share-based compensation of $211 and $844 for the three and twelve months of 2012, respectively, and $246 and $982 for the three and twelve months of 2011, respectively)	18,659	14,661	67,013	60,613
Gross profit	83,374	70,411	304,383	269,546

Operating expenses:
Sales and marketing (including share-based compensation of $426 and $1,543 for the three and twelve months of 2012, respectively, and $382 and $1,431 for the three and twelve months of 2011, respectively)	18,915	14,137	62,825	59,066
Research, development and engineering (including share-based compensation of $115 and $459 for the three and twelve months of 2012, respectively, and $110 and $477 for the three and twelve months of 2011, respectively)	4,826	3,659	18,624	16,373
General and administrative (including share-based compensation of $1,529 and $6,286 for the three and twelve months of 2012, respectively, and $1,571 and $6,103 for the three and twelve months of 2011, respectively)	17,385	14,120	60,772	58,157

Total operating expenses	41,126	31,916	142,221	133,596

Income from operations	42,248	38,495	162,162	135,950
Interest and other income (expense), net	(4,583)	904	(7,240)	1,166
Income before income taxes	37,665	39,399	154,922	137,116
Provision for income taxes	7,379	9,580	33,259	22,350
Net income	30,286	29,819	121,663	114,766
Less net income attributable to noncontrolling interest	83	—	83	—
Net income attributable to j2 Global, Inc. common stockholders	$30,203	$29,819	$121,580	$114,766

Basic net income per common share:
Net income attributable to j2 Global, Inc. common stockholders	$0.66	$0.63	$2.63	$2.46

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common stockholders	$0.65	$0.62	$2.61	$2.43

Basic weighted average shares outstanding	45,071,204	46,692,364	45,459,712	45,799,615

Diluted weighted average shares outstanding	45,423,502	46,989,376	45,781,658	46,384,848

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	TWELVE MONTHS ENDED DECEMBER 31,
	2012	2011

Cash flows from operating activities:
Net income	$121,663	$114,766
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	22,164	19,756
Accretion and amortization of discount and premium of investments	1,603	941
Amortization of financing costs and discounts	249	—
Share-based compensation	9,083	8,968
Excess tax benefit from share-based compensation	(961)	(13,561)
Provision for doubtful accounts	4,289	6,900
Deferred income taxes	1,150	6,822
Gain on sale of available-for-sale investment	(266)	(552)
Decrease (increase) in:
Accounts receivable	(5,417)	(9,509)
Prepaid expenses and other current assets	(2,028)	4,261
Other assets	(189)	321
(Decrease) increase in:
Accounts payable and accrued expenses	5,138	847
Income taxes payable	4,188	9,679
Deferred revenue	1,612	8,664
Liability for uncertain tax positions	7,601	(7,786)
Other liabilities	32	231
Net cash provided by operating activities	169,911	150,748

Cash flows from investing activities:
Maturity of certificate of deposit	8,000	—
Purchase of certificates of deposit	(34,673)	(8,000)
Sales of available-for-sale investments	138,709	29,777
Purchases of available-for-sale investments	(151,989)	(82,879)
Purchases of property and equipment	(4,905)	(6,840)
Purchases of intangible assets	(6,295)	(4,312)
Acquisition of businesses, net of cash received	(198,341)	(3,926)
Net cash used in investing activities	(249,494)	(76,180)

Cash flows from financing activities:
Issuance of long-term debt	245,000	—
Debt issuance costs	(1,384)	—
Repurchases of common stock and restricted stock	(60,282)	(1,281)
Issuance of common stock under employee stock purchase plan	157	142
Exercise of stock options	5,646	7,090
Excess tax benefit from share-based compensation	961	13,561
Mandatorily redeemable financial instrument	8,557	—
Dividends paid	(40,263)	(19,174)
Net cash provided by financing activities	158,392	338

Effect of exchange rate changes on cash and cash equivalents	512	(299)

Net increase in cash and cash equivalents	79,321	74,607
Cash and cash equivalents at beginning of period	139,359	64,752
Cash and cash equivalents at end of period	$218,680	$139,359

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2012 AND 2011
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income are GAAP net income with the following modifications: (1) elimination of share-based compensation expense and the associated payroll taxes;  (2) elimination of certain acquisition and related exit costs; (3) elimination of gain on sale of certain investments and (4) elimination of income tax provision associated with share-based compensation and associated payroll taxes, certain acquisition and related exit costs and gain on sale of certain investment.

	THREE MONTHS ENDED DECEMBER 31, 2012				THREE MONTHS ENDED DECEMBER 31, 2011

	GAAP	(1) Share-based Compensation	(2) Acquisition and Exit Costs	Non-GAAP	GAAP	(1) Share-based Compensation	(2) Acquisition and Exit Costs	(3) Gain on Sale of Investment	Non-GAAP

Cost of revenues	18,659	(211)	—	18,448	14,661	(246)	167	—	14,582

Operating expenses:
Sales and marketing	18,915	(426)	—	18,489	14,137	(382)	—	—	13,755
Research, development and engineering	4,826	(115)	—	4,711	3,659	(110)	379	—	3,928
General and administrative	17,385	(1,535)	(585)	15,265	14,120	(1,572)	—	—	12,548

Interest and other income (expense)	(4,583)	—	—	(4,583)	904	—	—	(554)	350

Income tax provision (4)	$7,379	548	115	$8,042	$9,580	717	(133)	(122)	10,042

Net income attributable to j2 Global, Inc.
common stockholders	$30,203	1,739	470	$32,412	$29,819	1,593	(413)	(432)	$30,567

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$0.66	0.04	0.01	$0.71	$0.63	0.03	(0.01)	(0.01)	$0.64
Diluted	$0.65	0.04	0.01	$0.70	$0.62	0.03	(0.01)	(0.01)	$0.64
_______________

* The reconciliation of Net income per share from GAAP to Non-GAAP may not foot since each is calculated independently.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income are GAAP net income with the following modifications: (1) elimination of the impact to revenues resulting from a change in estimate of deferred revenue; (2) elimination of share-based compensation expense and the associated payroll taxes; (3) elimination of certain acquisition and related exit costs; (4) elimination of gain on sale of certain investment; (5) elimination of additional income tax benefit from prior years; (6) elimination of a change to our liability of uncertain tax position due to expiration of statues of limitations; (7) elimination of taxes related to trade name sale and (8) elimination of income tax provision associated with the change in estimate of deferred revenue, share-based compensation and associated payroll taxes, certain acquisition and related exit costs and gain on sale of certain investment.

	TWELVE MONTHS ENDED DECEMBER 31, 2012						TWELVE MONTHS ENDED DECEMBER 31, 2011
	GAAP	(2) Share-based Compensation	(3) Acquisition and Exit Costs	(4) Gain on Sale of Investment	(5) Additional Income Tax Benefit from Prior Years	Non-GAAP	GAAP	(1) Change in Estimate of Deferred Revenue	(2) Share-based Compensation	(3) Acquisition and Exit Costs	(4) Gain on Sale of Investment	(6) Uncertain Tax Position	(7) Trade Name Sale	Non-GAAP

Revenues:	$371,396	—	—	—	—	$371,396	$330,159	$10,325	—	—	—	—	—	$340,484

Cost of revenues	67,013	(844)	(6)	—	—	66,163	60,613	—	(988)	(199)	—	—	—	59,426

Operating expenses:
Sales and marketing	62,825	(1,543)	(90)	—	—	61,192	59,066	—	(1,437)	(764)	—	—	—	56,865
Research, development and engineering	18,624	(459)	(5)	—	—	18,160	16,373	—	(482)	(352)	—	—	—	15,539
General and administrative	60,772	(6,382)	(633)	—	—	53,757	58,157	—	(6,264)	(1,421)	—	—	—	50,472

Interest and other income (expense)	(7,240)	—	—	(180)	—	(7,420)	1,166	—	—	—	(554)	—	—	612

Income tax provision (8)	33,259	2,823	149	(43)	3,066	39,254	22,350	2,707	2,823	717	(122)	15,128	(3,892)	39,711

Net income attributable to j2 Global, Inc.
common stockholders	$121,580	6,405	585	(137)	(3,066)	$125,367	$114,766	7,618	6,348	2,019	(432)	(15,128)	3,892	$119,083

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$2.63	0.14	0.02	(0.01)	(0.07)	$2.71	$2.46	0.16	0.14	0.04	(0.01)	(0.32)	0.08	$2.56
Diluted	$2.61	0.14	0.02	(0.01)	(0.07)	$2.69	$2.43	0.16	0.14	0.04	(0.01)	(0.32)	0.08	$2.53

* The reconciliation of Net income per share from GAAP to Non-GAAP may not foot since each is calculated independently.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2012	2011	2012	2011

Net income	$30,286	$29,819	$121,663	$114,766
Fixed charges	5,197	41	9,045	147
Provision for income taxes	7,379	9,580	33,259	22,350
Depreciation and amortization and other non-cash items (1)	8,901	7,170	31,284	28,750
Non-recurring (gains) losses	519	(556)	785	2,778

EBITDA	$52,282	$46,054	$196,036	$168,791

(1) Other non-cash items currently represent share-based compensation.

EBITDA as calculated above represents earnings before fixed charges, taxes, depreciation and amortization and all other non-cash items and all non-recurring gains and losses. EBITDA is defined in the Indenture Agreement as Consolidated Net Income of the Company and its Restricted Subsidiaries before fixed charges, taxes, depreciation and amortization and all other non-cash items and all non-recurring gains and losses. The EBITDA calculations above for the three months and the twelve months ended December 31, 2012 include $4.1 million related to Unrestricted Subsidiaries that are excluded from EBITDA as defined in the Indenture Agreement. We disclose EBITDA as a supplemental non-GAAP financial performance measure, as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, Net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2012
Net cash provided by operating activities	$38,942	$46,382	$38,193	$46,394	$169,911
Less: Purchases of property and equipment	(1,159)	(1,631)	(956)	(1,159)	(4,905)
Add: Excess tax benefit (deficit) from share-based compensation	286	821	(91)	(55)	961
Free cash flows	$38,069	$45,572	$37,146	$45,180	$165,967

2011
Net cash provided by operating activities	$38,153	$42,398	$28,682	$41,515	$150,748
Less: Purchases of property and equipment	(625)	(1,860)	(2,590)	(1,769)	(6,844)
Add: Excess tax benefit from share-based compensation	679	1,443	11,124	315	13,561
Free cash flows	$38,207	$41,981	$37,216	$40,061	$157,465

The Company discloses non-GAAP Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.